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                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 25th day of January, 1999, by and between, InSite Internet, Inc., a Delaware corporation (the "Company") and Daniel J. Sullivan, an individual with a mailing address at 331 Old Westford Road, Chelmsford, MA 01824 ("Employee").

                                  INTRODUCTION

       The Company is in the business of acquiring internet service provider businesses and intends to consummate an initial public offering of its common stock within the next one hundred and twenty (120) days (the "IPO"). Employee possesses skills and knowledge advantageous to the Company. The Company desires to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

       In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

              1. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Employee during the Employment Period (as defined below), and Employee hereby accepts such employment. Employee agrees to be a full-time employee of the Company and devote his full and exclusive time, energy, skill and best efforts to the business of the Company and to the fulfillment of Employee's duties hereunder. Employee's duties include, but are not limited to, (i) serving as Chief Financial Officer of the Company; (ii) assisting in the internal growth of the Company's business; and (iii) other duties assigned to Employee by the CEO of the Company from time to time consistent with Employee's position.

              2. EMPLOYMENT PERIOD. Subject to earlier termination pursuable to
SECTION 4 and SECTION 5 below, this Agreement shall commence on the date hereof and continue for a one (1) year period (the "Employment Period"). Thereafter, this Agreement shall automatically renew for additional one (1) year periods unless the Company gives the Employee ninety (90) days written notice of its intention not to renew prior to the end of the then current one (1) year term.

              3.    COMPENSATION AND BENEFITS.

                    3.1 SALARY. During the Employment Period, the Company agrees to pay Employee at the rate of $125,000 per annum ("Base Salary"). Employee's salary shall be



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subject to customary withholdings and be payable to Employee on the regularly occurring pay period established time to time by the Company.

                    3.2 HEALTH BENEFITS. During the Employment Period, the Company shall provide Employee with family health care coverage, as provided by health care provider(s) selected by the Company from time to time.

                    3.3 BONUS. During the Employment Period, Employee shall be eligible for discretionary bonuses based upon realization of specific growth objectives determined by the Company including, but not limited to, additional acquisitions following the IPO.

                    3.4 RETIREMENT PLAN. During the Employment Period, Employee shall be entitled to participate in any 401(k) or similar benefit/profit sharing plan adopted by the Company for the benefit of its employees. The Company reserves the right to modify, terminate or withdraw any such plan (if so adopted) at any time in its sole discretion.

                    3.5 STOCK OPTIONS. Employee shall receive an initial grant of incentive stock options for 30,000 shares of common stock of the Company with a three (3) year vesting plan (i.e. 10,000 per year) at end of each of the initial three anniversary dates of employment (i.e. January 25, 2000, January 25, 2001 and January 25, 2002), provided any options not vested upon termination of employment shall terminate. A customary option agreement shall be provided to Employee by the Company. The exercise price for such option shall be the IPO price per share of the common stock.

                    3.6 VACATION. Employee may take up to three (3) weeks paid vacation in each calendar year during the Employment Period.

                    3.7 RELOCATION: MOVING EXPENSES. Following consummation of a successful IPO, Employee will relocate to New Jersey upon request of the Company. In such event, the Company shall reimburse Employee for any temporary hotel/travel expenses prior to permanent relocation and for moving expenses for home furnishings.

              4. TERMINATION BY THE COMPANY FOR CAUSE. Upon written notice to Employee, the Company may terminate this Agreement for cause if any of the following events shall occur: (i) any breach of this Agreement by Employee; (ii) the commission of a felony by Employee; or (iii) the commission of an act by Employee involving fraud, theft or dishonesty. In the event of a termination pursuant to this SECTION 4, all obligations of the Company under this Agreement shall cease and any stock options which have not vested shall terminate.

              5.    TERMINATION WITHOUT CAUSE.

                    5.1 BY EMPLOYER. The Company may terminate this Agreement at any time without cause upon thirty (30) days written notice to Employee. In such event, the Company shall, for the greater of six (6) months or the remainder of the initial one-year term



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(i) pay Employee during regular payroll periods (less customary withholding taxes) the Base Salary and (ii) provide the health benefits described in SECTION
3.2. Provided, however, in either case the Company's severance obligations hereunder will end on the date Employee secures new employment.

                    5.2 BY EMPLOYEE. Employee may terminate this Agreement at any time upon one hundred and twenty (120) days prior written notice to the Company. In such case, Employee shall not be eligible for any severance payments or other benefits after the date of termination.

                    5.3 TERMINATION OF STOCK OPTIONS. In the event of a termination pursuant to this SECTION 5, any stock options which have not vested shall terminate.

              6. CONFIDENTIALITY AND NON-DISCLOSURE. Employee recognizes and acknowledges that during the Employment Period he will have access to certain confidential information relating to the Company and its affiliates, including, but not limited to, operational policies, financial information, marketing information, personnel information, trade secrets, customer information (including customer lists), and pricing and cost policies, that are valuable, special and unique assets of the Company (collectively, "Confidential Information"). Employee agrees that he will not use or disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except as is required in the course of performing his duties hereunder unless (i) such information becomes known to the public generally through no breach by Employee of this covenant or (ii) disclosure is required by law or any governmental authority or is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to this clause (ii), Employee shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure. Employee agrees that, both during the Employment Period and for a period of twenty-four (24) months after the termination of this Agreement, Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, that Employee may have or may acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The covenants contained in this SECTION 6 shall survive for the Employment Period and for a period of twenty-four (24) months thereafter; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this SECTION 6 shall continue to survive after the applicable period above to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.



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              7. NON-COMPETITION. Employee expressly covenants and agrees that for the Employment Period and for a period of twenty four (24) months thereafter, he shall not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company (as such terms are hereafter defined). For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the business of selling internet access service or in any related business which the Company and/or its affiliates may engage in from time to time during the term of this covenant; the "Restricted Territory" means each state of the United States of America in which the Company and/or its affiliates transacts business during the term of this covenant; a "Competitive Position" means any employment with any Competitor of the Company whereby Employee will use or is likely to use any Confidential Information, or whereby Employee has duties for such Competitor that are the same or substantially similar to those actually performed by Employee pursuant to the terms hereof. Nothing contained in this SECTION 7 is intended to prevent Employee from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market or any corporation engaged, wholly or partly, in the sale of telecommunications products or services; provided, however, that Employee and members of his immediate family shall not, directly or indirectly, hold more than a total of two percent (2%) of all issued and outstanding stock or other securities of any such corporation.

              8.    NON-SOLICITATION.

                    8.1 NON-SOLICITATION OF CUSTOMERS. Employee agrees that he will not take any customer lists of the Company after leaving his employ and that he will, for the Employment Period and for a period of twenty-four (24) months thereafter, refrain from soliciting or attempting to solicit directly or by assisting others, any business from any of the Company's customers, including actively sought prospective customers, with whom Employee had "material contact" during the employment for purposes of providing products or services.

                    8.2 NON-SOLICITATION OF EMPLOYEES. Employee agrees that he will, for the Employment Period and for a period of twenty-four (24) months thereafter, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company.

              9. TOLLING OF PERIOD OF RESTRAINT. Employee hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court and Employee is not enjoined from breaching any of the restraints set forth in SECTION 6 through SECTION 8, then if a court of competent jurisdiction finds that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.



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              10. ACKNOWLEDGEMENTS. Employee hereby acknowledges and agrees that the restrictions contained in SECTION 6 through SECTION 9 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Employee acknowledges that in the event Employee's employment with the Company terminates for any reason, Employee will be able to earn a livelihood without violating the restrictions contained in SECTION 6 through
SECTION 9 and that Employee's ability to earn a livelihood without violating such restrictions is a material condition to Employee's employment and continued employment with the Company. Employee expressly agrees that the character, duration and geographical scope of the covenants contained in this SECTION 6 through SECTION 9 are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenants contained herein are unreasonable in light of the circumstances as they then exist, then it is the intention of both Employee and the Company that these covenants shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of these covenants.

              11. RIGHTS TO MATERIALS; WORK FOR HIRE. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of Employment or upon the prior demand of the Company, Employee shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Employee agrees to disclose and assign to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by Employee, whether or not patentable or copyrightable, either solely or jointly with others during the Employment Period and for a period of two (2) years thereafter whether or not made or conceived during regular hours of work or otherwise, which are along the lines of the business, work or investigations of the Company or its affiliates. Employee agrees to execute any and all documents hereafter requested by the Company necessary to further effectuate the foregoing.

              12. REMEDIES. Without limiting the Company's right to claim damages, Employee acknowledges that the Company will be irreparably harmed by a breach of any provision of this Agreement and Employee agrees that the Company shall be entitled to injunctive relief in the event of such breach.

              13. GOVERNING LAW; ARBITRATION; JURISDICTION; VENUE; ATTORNEY'S FEES. This Agreement is made and entered into in and shall be governed by and interpreted in accordance with the laws of, the State of New Jersey. The Company and Employee agree that any dispute regarding this Agreement shall be submitted to arbitration to and shall be resolved in



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accordance with the rules of the JAMS/Endispute for expedited cases then in effect. The arbitrator(s) shall be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by JAMS/Endispute. Any arbitration shall be held within a forty-five (45) mile radius of Spring Lake, New Jersey and the arbitrator(s) shall apply New Jersey law. Judgment upon any award rendered by the arbitrator(s) shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the Company shall have the absolute right to obtain equitable remedies in any state court of competent jurisdiction in the State of New Jersey or in the United States District Court in the state of New Jersey. By his execution and delivery of this agreement, Employee irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The court and/or arbitrator(s) shall award costs and expenses (including reasonable attorney's fees) to the prevailing party in any litigation or arbitration.

              14.   MISCELLANEOUS.

                    14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

                    14.2. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or mail,

 (a)    to the Company:                    With a copy to:

        InSite Internet., Inc.             Duffy & Sweeney, LLP
        1100 First Avenue                  300 Turks Head Building
        Spring Lake, NJ 07762              Providence, RI 02903
        Attention:  Mark E. Munro, CEO     Attention:  Michael F. Sweeney, Esq.
        Telephone:  (732) 280-6408         Telephone:  (401) 455-0700
        Fax: (732) 280-6409                Fax:  (401) 455-0701

 (b)    to the Employee at:

         Daniel J. Sullivan
         331 Old Westford Road
         Chelmsford, MA 01284
         (978) 250-1976



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                    14.3 ASSIGNMENT. The Company may assign this Agreement to
(i) any entity controlling, controlled by or under common control with the Company or (ii) to any purchaser of the Company's assets provided that such purchaser agrees to assume the Company's obligations hereunder.

                    14.4. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

                    14.5. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                    14.6 TITLES; GENDER. Section and subsection titles are for convenience of reference only and are not to be considered in the interpretation or construction of any of the provisions hereof. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter as the identity of the person may require.

                    14.7 SURVIVAL. SECTION 6 through SECTION 14 hereof shall survive any termination of this Agreement.





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                    14.8 EXECUTION IN COUNTERPARTS. This Agreement may be
executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            COMPANY:

ATTEST:                                     INSITE INTERNET, Inc.



/s/ Michael F. Sweeney                      By: /s/ Mark E. Munro
-------------------------                       ------------------------
Michael F. Sweeney,Assisitant Secretary         Mark E. Munro, President


WITNESS:                                    EMPLOYEE:



/s/ Robert Emerson                          /s/ Daniel J. Sullivan
-------------------------                   ------------------------
                                            Daniel J. Sullivan


         In consideration of Employee's acceptance of this Agreement, Mark E. Munro hereby agrees to provide additional capital to the Company as necessary to meet the Company's payment obligations to Employee hereunder.


                                            Acknowledged and Agreed:


                                            /s/ Mark E. Munro
                                            ------------------------
                                            Mark E. Munro










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